Exhibit 10.3

AMENDMENT TO PRE-FUNDED COMMON STOCK PURCHASE WARRANT

This AMENDMENT TO PRE-FUNDED COMMON STOCK PURCHASE WARRANT (this “Amendment”), effective as of August 28, 2024 (the “Amendment Effective Date”), is by and between CP Acquisitions, LLC or its assigns (“Holder”) and Agrify Corporation, a Nevada corporation (the “Company”), and amends that certain Pre-Funded Common Stock Purchase Warrant, dated May 21, 2024, as amended on June 30, 2024, by and between the Company and Holder (the “Warrant”). Capitalized terms used in this Amendment but not defined herein shall have the respective meanings ascribed to them in the Warrant.

WHEREAS, in accordance with the Warrant, the Company desires to amend the Warrant, pursuant to section 5(l) thereof, as provided in this Amendment, and Holder is willing to agree to the foregoing subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and Holder hereto agree as follows:

1.	Amendments. Upon the effectiveness of this Amendment, in accordance with the provisions hereof and notwithstanding anything to the contrary contained in the Warrant:

a.	Adjustment to Number of Warrant Shares Issuable. Section 3(g) shall be removed from the Warrant and replaced with the following:

“Adjustment to Number of Warrant Shares Issuable. During the twelve (12) month period after the Issue Date, upon each bona fide equity financing (either as a single transaction or series of related transactions) pursuant to which the Company issues and sells shares of its capital stock with the principal purpose of raising capital (each, a “Qualified Equity Financing”), the number of Warrant Shares shall be adjusted to be equal to, rounded up to the next whole number, the quotient of (A) the product of (x) $11,500,000 and (y) the percentage of the Warrant Shares initially issuable under this Warrant for which Warrant Shares have not been issued at the time of such adjustment (the “Adjustment Amount”) divided by (B) the price per share of Common Stock offered in the Qualified Equity Financing (the “Adjustment Price”).”

2.	No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Warrant are and shall remain in full force and effect.

3.	Integration. This Amendment and the Warrant together constitute the entire agreement and the understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

4.	Governing Law. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW AND CONSENT TO JURISDICTION SET FORTH IN SECTION 5(e) OF THE WARRANT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY REFERENCE.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall be deemed to be one and the same agreement. A signed copy of this warrant delivered electronically shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

AGRIFY CORPORATION

By:	/s/ David Kessler
Name:	David Kessler
Title:	Chief Scientific Officer

HOLDER:

CP ACQUISITIONS, LLC

By:	/s/ Raymond Chang
Name:	Raymond Chang
Title:	Manager

[Signature Page to Amendment to CP Acquisition Warrant]